Exhibit 99.1

CPM Medical Consultants, LLC

Consolidated Financial Report

December 31, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member Managers

CPM Medical Consultants, LLC and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CPM Medical Consultants, LLC (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of operations, changes in member’s equity, and cash flows for each of the years in the two-year period ended 2017 and 2016, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board in the United States (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Montgomery Coscia Greilich LLP

Plano, Texas

March 12, 2018

CPM Medical Consultants, LLC

Consolidated Balance Sheets
December 31, 2017 and 2016

	2017	2016
Assets

Current assets:
Cash	$480,781	$110,972
Accounts receivable, net	6,572,958	6,527,400
Inventories, net	10,617,618	11,401,501
Prepaid expenses and other	10,793	19,490
Total current assets	17,682,150	18,059,363

Property and equipment, net	15,250	5,815

Total assets	$17,697,400	$18,065,178

Liabilities and Member's Equity

Current liabilities:
Accounts payable	$2,511,080	$2,369,512
Accrued expenses and other	1,748,420	3,062,113
Line of credit	3,415,351	3,305,347
Total current liabilities	7,674,851	8,736,972

Commitments and contingencies	-	-

Member's equity	10,022,549	9,328,206

Total liabilities and member's equity	$17,697,400	$18,065,178

See notes to the consolidated financial statements.

CPM Medical Consultants, LLC

Consolidated Statements of Operations
Years Ended December 31, 2017 and 2016

	2017	2016

Net sales	$25,710,097	$25,647,353

Cost of goods sold	14,560,665	11,253,268
Gross profit	11,149,432	14,394,085

Operating expenses:
Selling, general, and administrative	4,273,242	4,150,384
Commissions	5,582,270	7,056,431
Depreciation	10,903	18,640
Operating income	1,283,017	3,168,630

Interest expense	134,668	133,334

Net income	$1,148,349	$3,035,296

See notes to the consolidated financial statements.

CPM Medical Consultants, LLC

Consolidated Statements of Changes in Member's Equity
Years Ended December 31, 2017 and 2016

Balance, December 31, 2015 (Note 1)	$7,998,139
Net income	3,035,296
Member contributions	775,949
Member distributions	(2,481,178)
Balance, December 31, 2016	9,328,206
Net income	1,148,349
Member contributions	1,738,620
Member distributions	(2,192,626)

Balance, December 31, 2017	$10,022,549

See notes to the consolidated financial statements.

CPM Medical Consultants, LLC

Consolidated Statements of Cash Flows
Years Ended December 31, 2017 and 2016

	2017	2016
Cash flows from operating activities:
Net income	$1,148,349	$3,035,296
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation	10,903	18,640
Provision for doubtful accounts and pricing adjustments and discounts	269,331	(118,812)
Changes in operating assets and liabilities:
Accounts receivable	(314,889)	1,028,140
Inventories	2,006,547	(143,785)
Prepaid expenses and other	8,697	(1,110)
Accounts payable	141,568	(1,238,777)
Accrued expenses and other	(1,313,693)	198,661
Net cash provided by operating activities	1,956,813	2,778,253

Cash Flows from investing activities:
Purchase of property and equipment	(20,338)	-
Net cash used in investing activities	(20,338)	-

Cash flows from financing activities:
Proceeds from line of credit	15,690,350	13,208,210
Principal payments on line of credit	(15,580,346)	(14,118,720)
Member contributions received	273,044	375,210
Member distributions paid	(1,949,714)	(2,395,606)
Net cash used in financing activities	(1,566,666)	(2,930,906)

Net increase (decrease) in cash	369,809	(152,653)

Cash:
Beginning of period	$110,972	$263,625

End of period	$480,781	$110,972

Supplemental disclosure of cash flow information:
Cash paid for interest	$134,411	$143,081
Cash paid for taxes	$60,000	$50,192

Supplemental disclosure of noncash operating and financing activities:
Member contributions through reduction of accounts payable	$-	$25,000
Member contributions of inventory	$1,465,576	$375,739
Member distributions of inventory	$242,912	$85,572

See notes to the consolidated financial statements.

CPM Medical Consultants, LLC

Notes to Consolidated Financial Statements

Note 1.	Description of Business and Summary of Significant Accounting Policies

Nature of operations: CPM Medical Consultants, LLC (“CPM”) and its consolidated subsidiary (collectively, the Company), operate in one business segment and is a national distributor of technologically advanced orthopedic and related surgical solutions.

The Company’s high-quality implant portfolio include Federal Drug Administration (“FDA”) approved internal and external fixation products, upper and lower extremity plating and total joint reconstruction, soft tissue fixation and augmentation for sports medicine procedures, and full spinal implants for trauma, degenerative disc disease and deformity indications (Orthopedic Implants).

The Company offers an array of scientific advanced regenerative tissue, including; human allografts, substitute bone materials and tendons, as well as amniotic tissues and fluids (“Biologics”) which complement its broad portfolio of Orthopedic Implant offerings.

The Company leverages the above core competencies to transcend comprehensive delivery of its state of the art orthopedic implant offerings and surgical solutions, assisting surgeons with a full continuum of care to facilitate quality patient outcomes and efficacy. This results in cost effective solutions to its customers, which include hospitals, medical facilities, and sub-distributors. The Company maintains exclusivity agreements with certain vendors and supply partners in the geographies it serves.

Basis of accounting: The accounts are maintained and the consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of consolidation: The consolidated financial statements reflect the accounts of CPM and its wholly-owned subsidiary A-Gen Technologies, LLC (“A-Gen”), see “Change in reporting entity” below. All material intercompany accounts and transactions have been eliminated in consolidation.

Change in reporting entity: On January 1, 2016, the Company initiated significant reorganization strategies within its operations. This reorganization involved the assignment of ownership of A-Gen to CPM, including the transfer of the assets and liabilities of A-Gen to CPM. This reorganization is a transfer between entities under common ownership resulting in a change in reporting entity in 2016. Effective January 1, 2017 the Company terminated the operations of A-Gen, and dissolved the legal entity.

On December 29, 2017, Fuse Medical, Inc. (“Fuse”) completed the previously-announced acquisition of CPM, pursuant to the Purchase Agreement, by and between Fuse and NC 143 Family Holdings, LP (“NC 143”), dated December 15, 2017, whereby Fuse purchased one-hundred percent (100%) of the outstanding membership interests of CPM, as disclosed in Fuse’s Form 8-K filed on December 19, 2017. Accordingly, the Company is a wholly-owned subsidiary of Fuse.  The Company’s financial statements have not been adjusted for the effects of the acquisition.

Use of estimates: The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CPM Medical Consultants, LLC

Notes to Consolidated Financial Statements

Note 1.	Description of Business and Summary of Significant Accounting Policies (Continued)

Cash: The Company maintains deposits in financial institutions. At times, amounts on deposit may be in excess of the FDIC insurance limit. The Company has not experienced any losses with such accounts.

Accounts receivable: Accounts receivable are carried at a net amount (determined by the original invoice, less an estimate made for pricing adjustments or discounts provided to the customers) less an estimate made for doubtful receivables based on a review of all outstanding amounts each month.

The Company’s management determines the allowance for doubtful accounts by reviewing each account for its potential collection and historical experience applied to an aging of accounts. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written-off are recorded when received.

Revenue recognition: Revenue is recognized upon shipment or the date of surgery for inventory maintained at 3rd party healthcare facilities, whichever is applicable.

Inventories: The Company’s inventories consist primarily of biologics and orthopedic implants. Inventories are stated at the lower of cost or net realizable value on a first-in, first-out (FIFO) basis. A provision is made to reduce excess or obsolete inventories to their net realizable value.

The Company maintains certain inventories that are held at various customer locations to accelerate speed of delivery for critical medical procedures. The Company had approximately $4,749,000 and $4,414,000 in inventory at these offsite locations, as of December 31, 2017 and 2016, respectively.

Property and equipment: Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the Company’s vehicles, equipment, and software are estimated to be approximately 3 years.

Income taxes: The Company, with the consent of its member manager, elected to be taxed under sections of federal and state income tax laws which provide that, in lieu of corporate income taxes, the member separately accounts for the Company’s items of income, deductions, losses and credits. Therefore, these statements do not include any provision for corporate income taxes. Although the Company is not a taxpaying entity for federal income tax purposes, it is responsible for Texas margin tax. Although the Texas margin tax is imposed on an entity’s margin rather than on its net income, certain aspects of the tax make it similar to an income tax. The Company’s estimated Texas margin tax was approximately $42,000 and $35,000 for the years ended December 31, 2017 and 2016, respectively, and is reflected in selling, general, and administrative expense on the accompanying consolidated statements of income.

The Company follows applicable accounting guidance for uncertainty in income taxes. The Company’s management has evaluated their material tax positions and determined no income tax effects with respect to the financial statements.

Shipping and handling costs: Shipping and handling costs primarily consist of costs for out-bound delivery of inventory and are expensed as incurred within costs of goods sold in the accompanying consolidated statements of income. These expenses totaled approximately $293,000 and $168,000 for the years ended December 31, 2017 and 2016, respectively.

CPM Medical Consultants, LLC

Notes to Consolidated Financial Statements

Note 1.	Description of Business and Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements: In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers”. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company’s management is in the process of evaluating the impact of ASU 2014-09 on the Company's financial statements and disclosures.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-11 — Inventory (Topic 330), which requires an entity to measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The Company adopted ASU 2015-11 as of January 1, 2017 and did not have a material impact on the Company’s financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases”, which requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company’s management is in the process of evaluating the impact of the adoption of ASU 2016-02 on the Company's financial statements and disclosures.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash payments.” The update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. This ASU is effective for the public business entities for fiscal years beginning after December 15, 2017 and for interim periods within those fiscal years. The amendments in this update may be applied retrospectively or prospectively and early adoption is permitted. The Company’s management is in the process of evaluating the impact of ASU 2016-15 on the Company’s financial statements and disclosures.

In November 2016, the FASB issued ASU Update 2016-18 — Statement of Cash Flows (Topic 230): Restricted Cash (A Consensus of the FASB EITF).  ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. These amounts should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. This amendment does not provide a definition of restricted cash or restricted cash equivalents. The update will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The Company’s management is in the process of evaluating the impact of ASU 2016-18 on the Company’s financial statements and disclosures.

CPM Medical Consultants, LLC

Notes to Consolidated Financial Statements

Note 2.	Revolving Line of Credit

On November 20, 2015, the Company entered into a $5,000,000 revolving line of credit (RLOC) with ZB, N.A. (d/b/a Amegy Bank). The RLOC establishes an asset based senior secured revolving credit facility with a maturity date of November 20, 2017. The RLOC bears interest at a variable rate based on the one-month LIBOR rate plus 3.00% (effective rate of 4.56% at December 31, 2017). The RLOC contains customary representations, warranties, covenants, events of default, and is collateralized by substantially all the Company’s assets. The member manager personally guarantees fifty percent (50%) of the outstanding loan amount.

On February 9, 2017, the RLOC was amended to facilitate the Company’s membership units being conveyed to NC 143, a family limited partnership owned and controlled by the former member manager. The terms and conditions of the RLOC remained substantially unchanged.

On November 20, 2017, the RLOC was amended to extend the maturity date to December 31, 2017. The terms and conditions of the RLOC remained substantially unchanged.

On December 29, 2017, the RLOC was amended and restated to facilitate the December 31, 2017 acquisition of the Company by Fuse (See Note 1 – Change in reporting entity). The maturity date of the RLOC was extended until November 2, 2018. All other terms and conditions of the RLOC remained substantially unchanged.

The outstanding balance of the RLOC was $3,415,351 and $3,305,347 at December 31, 2017 and 2016, respectively. Interest expense incurred was $134,668 and $133,334 for 2017 and 2016, respectively.

Note 3.	Accounts Receivable

Accounts receivable consisted of the following at December 31, 2017 and 2016:

	2017	2016

Accounts receivable, gross	$7,072,057	$7,295,830
Less allowance for pricing adjustments and discounts	(177,734)	(571,842)
Less allowance for doubtful accounts	(321,365)	(196,588)
Accounts receivable, net	$6,572,958	$6,527,400

Note 4.	Inventories

Inventories at December 31, 2017 and 2016 are summarized as follows:

	2017	2016

Biologics	$3,524,514	$5,528,203
Orthopedic implants	8,203,846	7,007,311
Inventory, gross	11,728,360	12,535,514
Less allowance for slow-moving and obsolete inventory	(1,110,742)	(1,134,013)
Inventory, net	$10,617,618	$11,401,501

CPM Medical Consultants, LLC

Notes to Consolidated Financial Statements

Note 5.	Property and Equipment

Property and equipment and related accumulated depreciation at December 31, 2017 and 2016 consisted of the following:

	2017	2016

Vehicles	$20,338	$-
Equipment	-	7,640
Software	-	34,252
Property and equipment, gross	20,338	41,892
Less accumulated depreciation	(5,088)	(36,077)
Property and equipment, net	$15,250	$5,815

Depreciation expense related to property and equipment totaled $10,903 and $18,640 for the years ended December 31, 2017 and 2016, respectively.

Note 6.	Lease Commitments and Related Party Leases

The Company leases office space under a noncancelable operating lease agreement, with a related party under common ownership, which expired at December 31, 2017 and is renewable on a month-to-month basis. The lease requires monthly payments of $10,000. Rent expense associated with the related party lease totaled $120,000 for each of the years ended December 31, 2017 and 2016, and are included in selling, general, and administrative expenses.

The Company leases office equipment under two noncancelable operating lease agreements which expire in March 2019 and February 2021. In aggregate, these office equipment leases require monthly payments of approximately $779. Rent expense for the equipment leases totaled approximately $11,000 and $8,000 for the years ended December 31, 2017 and 2016, respectively, and are included in selling, general, and administrative expenses.

Approximate future minimum lease payments under the office equipment leases at December 31, 2017 are as follows:

2018	$9,000
2019	5,000
2020	3,000
2021	500
$17,500

Note 7.	Related Party Transactions

The Company enters into various related party transactions with entities that are owned by or affiliated with the Company’s member manager. During the years ended December 31, 2017 and 2016, the Company had net sales of approximately $8,831,000 and $6,578,000, respectively, to these entities. During the years ended December 31, 2017 and 2016, the Company had purchases of approximately $484,000 and $466,000, respectively, from these entities. During the years ended December 31, 2017 and 2016, the Company incurred commission expense of approximately $1,278,000 and $1,316,000, respectively, to these entities.

CPM Medical Consultants, LLC

Notes to Consolidated Financial Statements

Note 7.	Related Party Transactions (Continued)

The Company also had other income related to charges for shared services of approximately $33,000 and $114,000 for the years ended December 31, 2017 and 2016, respectively, included with selling, general, and administrative expenses.

As of December 31, 2017, and 2016, the Company had balances due from these entities of approximately $2,512,000 and $2,033,000, respectively, included in accounts receivable. As of December 31, 2017 and 2016 the Company had balances due to these entities of approximately $93,000 and $102,000, respectively, reflected in accounts payable.

The Company engages AmBio Staffing, LLC a Texas licensed professional employment organization (“PEO”) and AmBio Reps, LLC to provide payroll processing, employee benefit administration, and related human capital services. AmBio Staffing, LLC and AmBio Reps, LLC are owned and controlled by the Company’s member manager. Effective January 1, 2017 AmBio Reps, LLC operations were merged into AmBio Staffing, LLC. As of December 31, 2017 and 2016 the Company incurred PEO service expenses in the aggregate amount of approximately $3,142,000 and $2,902,000, respectively, which are included in selling, general, and administrative expenses. As of December 31, 2017 and 2016, the Company owed the PEO entities approximately $110,000 and $107,000, respectively, reflected in accounts payable.

Note 8.	Major Customers

Net sales for the years ended December 31, 2017 and 2016 include approximate sales to the following major customers, together with the approximate accounts receivables due from these customers:

	Net Sales		Accounts Receivables
	Amount	%	Amount	%
2017:
Customer A (related party)	$5,054,000	20%	$1,684,000	24%
Customer B	4,882,000	19%	1,036,000	15%
Customer C (related party)	1,953,000	8%	444,000	6%

2016:
Customer A (related party)	$4,797,000	18%	$1,752,000	24%
Customer B	3,038,000	12%	898,000	12%

Note 9.	Commitments and Contingencies

The Company is occasionally involved in various claims and legal actions arising in the ordinary course of business. In the opinion of the Company’s management, the ultimate disposition of these matters is not expected to have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 10.	Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 12, 2018, the date the financial statements were available to be issued. The Company’s management concluded there are no material events or transactions for potential recognition or disclosure.